SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 18, 2004

FMC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Market Street, Philadelphia, PA 19103

(Address of principal executive offices) (Zip Code)

(215) 299-6000

Registrant’s telephone number, including area code

ITEM 9. Regulation FD Disclosure.

On March 18, 2004, FMC’s 2003 Annual Report and 2004 Proxy materials were mailed to its shareholders. The 2003 Annual Report included a “Letter to Shareholders” from William G. Walter, Chairman of the Board, President and Chief Executive Officer, which is attached hereto as an exhibit. The FMC 2003 Annual Report is available on the company’s website (www.fmc.com).

This Report is not deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION

By:	/s/ W. KIM FOSTER
W. Kim Foster Senior Vice President and Chief Financial Officer

Date: March 19, 2004

EXHIBIT INDEX

Exhibit Number	Description
99.1	“Letter for Shareholders” from William G. Walter, Chairman of the Board, President and Chief Executive Officer, included in FMC Corporation’s 2003 Annual Report.